Exhibit 10.14
AMENDMENT NO. 1 TO STOCK OPTION AGREEMENTS
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This Amendment No. 1 to Stock Option Agreements (this "Amendment") is made and entered into on December 31, 2015 between CytRx Corporation, a Delaware corporation (the "Company"), and the undersigned (the "Holder") in order to amend as set forth in this Amendment the following Stock Option Agreements (collectively, the "Original Option Agreements") between the Company and the Holder: (a) the Stock Option Agreement made part of the Grant Notice to the Holder dated October 12, 2009 pursuant to the Company's 2008 Stock Incentive Plan (as amended from time to time, the "Plan"); (b) the Stock Option Agreement made part of the Grant Notice to the Holder dated December 14, 2010 pursuant to the Plan; (c) the Stock Option Agreement made part of the Grant Notice to the Holder dated December 12, 2011 pursuant to the Plan; (d) the Stock Option Agreement made part of the Grant Notice to the Holder dated December 10, 2013 pursuant to the Plan; and (e) the Stock Option Agreement made part of the Grant Notice to the Holder dated December 15, 2014 pursuant to the Plan.
NOW, THEREFORE, for good and valuable consideration, the Company and the Holder hereby agree as follows:
1.            DEFINED TERMS.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the respective Original Option Agreements.  References in the Original Option Agreements to this "Agreement," this "Option Agreement" or like terms mean the Original Option Agreements as amended by this Amendment.
2.            VESTING.  Section 1 of the Option Agreements is hereby amended to read in its entirety as follows:
"1.            VESTING.  Subject to acceleration of vesting as provided in the Plan and to the limitations contained herein, your option shall vest (become exercisable) as provided in your Notice of Award; provided, that your option shall  immediately vest in full upon FDA marketing approval of the Company's lead product candidate, aldoxorubicin; and provided further, that your option shall immediately vest in full upon the termination of your employment on or after January 1, 2016 (i) by the Company without 'Cause' or upon your resignation with 'Good Reason' (as  each such term is defined in the Employment Agreement dated as of December 31, 2015 between the Company and the Holder (the "Employment Agreement")) or (ii) due to your death or by the Company by reason of your 'Disability' (as defined in the Employment Agreement)."

3.            TERM.  Section 6 of the Option Agreement is hereby amended to read in its entirety as follows:
"6.            TERM.  You may not exercise your option before the commencement of its term or after its term expires.  Notwithstanding any contrary provision of the Plan, the term of your option commences on the Date of Grant and expires at 5:00 P.M., Pacific Time, on the day immediately prior to the tenth anniversary of the Date of Grant irrespective of whether or not your service (as defined in the Plan) may have terminated prior to such expiration; provided, that in the event of the termination of your employment on or after January 1, 2016 (i) by the Company without 'Cause' or upon your resignation with 'Good Reason' (as each such term is defined in the Employment Agreement) or (iii) due to your death or by the Company by reason of your 'Disability' (as defined in the Employment Agreement), your option shall remain exercisable thereafter for its full term."

4.            PLAN.  Section 12 of the Option Agreement is amended to read in its entirety as follows:
"PLAN.  The terms contained in the Plan are incorporated into and made a part of this Option Agreement and this Option Agreement shall be governed by and construed in accordance with the Plan.  In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Option Agreement, the provisions of the Plan shall be controlling and determinative; provided, however, that the accelerated vesting and exercise period set forth in the foregoing amendments to Sections 1 and 6 of this Option Agreement shall prevail over any contrary provision in the Plan and over any other provision of the Original Option Agreement."
5.            NO OTHER AFFECT.  Except as modified hereby, the Original Option Agreement shall not be affected by this Amendment and shall continue in effect in accordance with its terms.
6.            MISCELLANEOUS.  This Amendment may be exercised in counterparts, which together shall constitute a single instrument.  A facsimile, PDF or other electronic signature to this Amendment shall have the same force and effect as an original signature.
[Signature Page Follows]

The parties have executed this Amendment.

CYTRX CORPORATION

By:	/s/ STEVEN A. KRIEGSMAN
Steven A. Kriegsman
Title: Chairman of the Board and Chief Executive Officer

HOLDER:
/s/ DANIEL J. LEVITT, M.D., Ph.D.
Daniel J. Levitt, M.D., Ph.D.

[Execution Page to Amendment No. 1 to Stock Option Agreement]